UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 10, 2010, Digital Angel Corporation (the “Company”) provided an update on the status of its mortgage loan on its website. As disclosed in the recent Quarterly Report on Form 10-Q, the Company is technically currently in default on the mortgage loan for its South Saint Paul, Minnesota facility which matured on November 1, 2010 but has received a forbearance from the current mortgage lender stating that there would be no default remedies taken through December 31, 2010 while a formal extension is being negotiated. The Company is pleased with the progress of these negotiations and expects to finalize the extension in the near future which will be disclosed at that time. The Company is also engaged in productive discussions with third party lenders to refinance the existing mortgage loan while continuing to make timely payments on the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: December 10, 2010	By:	/s/ Jason G. Prescott
	Name:	Jason G. Prescott
	Title:	Chief Financial Officer